NCR to Acquire Radiant Systems July 11, 2011 Bill Nuti – Chairman & CEO, NCR Bob Fishman – CFO, NCR John Heyman – CEO, Radiant Systems Andrew Heyman – COO, Radiant Systems Exhibit 99.2

NCR Confidential 1
Note to Investors
Comments made during this conference call and in the related presentation materials may include forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions, and are subject to a number of risks and uncertainties that could cause actual results to vary materially. These risks and uncertainties are detailed from time to time in NCR’s and Radiant’s respective
SEC reports, including, but not limited to, Forms 10-Q, 10-K, 8-K and NCR’s and Radiant’s respective annual reports to shareholders. Statements made during this conference call and in the related presentation materials are made only as of the date of this event, and neither NCR nor Radiant undertakes any obligation to publicly update or revise any such statements, whether as a result of new information, future events or otherwise.
While NCR reports its results in accordance with generally accepted accounting principles in the United States, or GAAP, in an effort to provide additional useful information regarding NCR’s financial results, certain materials presented during this event will include non-GAAP measures. NCR’s management evaluates NCR’s results excluding certain items, such as pension expense, to assess the company’s financial performance, and believes this information is useful for investors because it provides a more complete understanding of NCR’s underlying operational performance, as well as consistency and comparability with past reports of financial results. In addition, NCR management uses earnings per share excluding these items to manage and determine effectiveness of its business managers and as a basis for incentive compensation.
The non-GAAP measures presented during this event should not be considered as substitutes for, or superior to, results determined in accordance with GAAP. A reconciliation of these non-GAAP measures to comparable GAAP measures and other related information is included in the portion of these presentation materials entitled “Non-GAAP Supplementary
Materials” and is available on the Investor Relations page of NCR’s website at www.ncr.com. Descriptions of many of these non-GAAP measures, including free cash flow, also are included in NCR’s SEC reports.
These charts and the associated remarks are integrally related and are intended to be presented and understood together.

NCR Confidential 2
Note to Investors (Continued)
This presentation (this “Presentation”) relates to a planned tender offer by Radiant Acquisition Corporation (“Purchaser”), a wholly-owned subsidiary of NCR Corporation (“NCR”), for all shares of outstanding common stock of Radiant, Inc.
(“Radiant”), to be commenced pursuant to an Agreement and Plan of Merger, dated as of July 11, 2011, by and among
NCR, Purchaser and Radiant.
The tender offer referred to in this Presentation has not yet commenced. This Presentation is neither an offer to purchase nor a solicitation of an offer to sell any shares of Radiant. The solicitation and the offer to buy shares of Radiant common stock will be made pursuant to an offer to purchase and related materials that NCR and Purchaser intend to file with the
U.S. Securities and Exchange Commission (the “SEC”). At the time the tender offer is commenced, NCR and Purchaser intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer and Radiant intends to file a Solicitation/Recommendation Statement on
Schedule 14D-9 with respect to the tender offer. NCR, Purchaser and Radiant intend to mail these documents to the shareholders of Radiant. These documents will contain important information about the tender offer and shareholders of
Radiant are urged to read them carefully when they become available. Investors and shareholders of Radiant will be able to obtain a free copy of these documents (when they become available) and other documents filed by NCR, Purchaser and
Radiant with the SEC at the website maintained by the SEC at www.sec.gov. In addition, the tender offer statement and related materials may be obtained for free (when they become available) by directing such requests to NCR at Attention:
Investor Relations, 3097 Satellite Blvd, Duluth, GA 30096. Investors and shareholders of Radiant may obtain a free copy of the solicitation/recommendation statement and other documents (when they become available) from Radiant by directing requests to Radiant at Attention: Investor Relations, 3925 Brookside Parkway, Alpharetta, GA 30022.

NCR Confidential 3
Alignment with NCR Corporate Strategy
NCR BUSINESS SYSTEM DRIVING A CONTINUOUS IMPROVEMENT CULTURE
Innovation provides the foundation for our strategy
Design to win (Dfx) PLM Lean Six Sigma CRVE
EXPAND INTO EMERGING GROWTH INDUSTRY SEGMENTS
Healthcare Entertainment
Travel and
Gaming
Telecom and
Technology
Financial
Services
Retail and
Hospitality
Expand and strengthen
geographic presence and
sales coverage
Penetrate adjacent single
and multichannel self-
service solution segments
Leverage Consumable BU Products and Innovations
NCR Services NCR Services
Consulting Consulting - - Professional Professional Services Services – – Deployment Deployment Services Services – – Post Post Sales Sales Service Service & & Support Support – – Managed Managed Services Services
Trusted partner to the customers we serve
Highest  Productivity – Most  Efficient  and  Effective  – Best Quality  – Disruptive  Cost

NCR Confidential 4
Radiant Is an Ideal Strategic Fit for NCR
Radiant strengthens NCR’s business, financial and strategic profile
• Adds a third core vertical: Hospitality and Specialty Retail
• Substantially increases total available market
• Improves growth and margin profile
• Bolsters capabilities in software / SaaS
• Significantly expands channel network and customer base
The combined company features multiple avenues to drive revenue growth and
• Enables cross-selling of NCR’s solutions across the Hospitality and Specialty Retail vertical
• Utilizes NCR’s global footprint to accelerate Radiant’s international growth
• Leverages NCR’s assets and expertise in supply chain and back-office functions into a new vertical
• Complementary business model and geographic proximity will drive significant efficiencies operating efficiencies

NCR Confidential 5
Transaction Overview
• NCR to acquire 100% of the common stock of Radiant for $28.00 per share in cash
– Equity purchase price of approximately $1.2 billion
– Represents a 28% premium to Friday’s closing price of $21.95
• The Boards of Directors of both companies have approved the transaction
• NCR is entering into employment and/or retention agreements with select employees
• Radiant executives and directors have entered into tender and voting agreements in support of the transaction
• Expected to be accretive to Non-GAAP earnings in 2012
• Transaction utilizes NCR’s strong balance sheet and will be funded through a mix of new debt and existing balance sheet cash
• NCR will commence the tender offer on or before July 25
th
with an expected transaction
close in the third quarter, subject to regulatory approval

Radiant Systems
Radiant Systems

ExxonMobil
Chipotle
AMC Theatres
Kroger
Brinker International
NORDSTROM

NCR

Radiant: Hospitality Leader with Attractive Growth Potential
• Founded in 1985 and headquartered in Alpharetta, GA
• #1 Hospitality provider in the U.S.
(1)
– Quick service,
table service and fast, casual restaurants
• Leader in retail point-of-sale for specialty &
convenience retail and sports & entertainment
• Rapidly growing subscription-based services
• More than 100,000 active installations worldwide
• Blue-chip customer base includes:
Large Footprint in Hospitality and Retail
Demonstrated Track Record
Leader in Large, Fragmented Market Segments
($’s in Millions)
$51
$71
$82
$109
$132
$147
$121
$152
$171
$193
$155
$199
$172
$222
$253
$302
$287
$346
41%
44% 44%
43%
47% 46%
2005 2006 2007 2008 2009 2010
Recurring Revenue Other Revenue Gross Margin
Revenue CAGR: 15%
(1) Source: Chain Store Guide’s Database of Foodservice Technology
Hospitality Retail
6%
Rest of
Market
94%
2%
Rest of
Market
98%
$3.5 billion
570,000
$4.5 billion
1,000,000
Global tech
spend:
U.S. sites:
NCR Confidential 6

POS
POS
POS
TRANSACTION PROCESSING
ON-LINE COMMERCE
LOSS PREVENTION
LOYALTY
GIFT CARDS
SUPPORT
REPORTING
ASSET MANAGEMENT

NCR Confidential 7
Operate Measure Manage Market
Software-Driven Business Models – NCR and Radiant
Radiant: Full Suite of Solutions
• Point-of-sale (POS) – Hardware and software-based site
management solutions
– POS, self-service kiosks and back-office systems and
software
– Touch-screen terminals, servers, handheld devices and
peripherals
• Subscription, maintenance and transaction services
– SaaS / hosted model for delivering site management
software solutions
– Customer support, software support and transaction
payment processing services
• Professional services – design, implementation and
integration
Radiant: Growing SaaS Penetration
NCR’s Software-Driven Business Model
Radiant: Evolving Suite Delivers Customer Value
Restaurant
Guard
Radiant Payment
Services
Security Services
Insight
Smart Alerts
Command
Center
Loyalty
Stored Value
Online Sales
Customer Connect
Social Marketing
NCR APTRA™ Mobile Banking
Digital
Signage
Digital
Download
Proactive
Travel
Management
Software as
a Service
(SaaS)
e-Commerce
CRM
Integration
Online and
Mobile Bill
Pay
Recurring Revenues
Online Text Mobile
Web
Mobile App
(# of Sites in Thousands)
38
58
66
94
105
117
2005
2006 2007
2008 2009 2010
17%
8%
20%
21%
33%
58%
Radiant Sites % SaaS Penetration

Enhancing NCR’s Business Profile
Products
50%
Professional &
Installation Services
12%
Support
Services
38%
Systems
47% Maintenance &
Transaction Services
31%
Professional Services
11%
Products
50%
Professional &
Installation Services
14%
Support
Services
36%
International
68%
U.S.
32%
U.S.
84%
International
16%
U.S.
36%
International
64%
Financial
Services
65%
Retail &
Hospitality
21%
Emerging Industries
14%
Hospitality
61%
Retail, S&E
31%
International
9%
Financial
Services
59%
Retail &
Hospitality
19%
10%
Emerging
Industries
13%
Subscription Services
12%
Operating Income: $333mm
(1)
Operating Income: $41mm
(2)
Operating Income: $374mm
(3)
Revenue: $346mm Revenue: $5,165mm Revenue: $4,819mm
Note: Based on NCR and Radiant 2010 metrics; products & solutions and geography illustrate revenue contribution; industry verticals illustrate positive segment operating income contribution; excludes synergies
(1) % Contribution excludes Entertainment segment as it has operating loss of ($50) million
(2) Operating income includes stock-based compensation of $5mm; % contribution excludes Indirect Corporate operating costs of ($39) million
(3)
•5.4% Revenue growth
• 24.0% Gross margin
• 7.2% NPOI margin
NCR Confidential
Financial
Profile
• 4.5% Revenue growth
• 22.4% Gross margin
• 6.9% NPOI margin
• 20.5% Revenue growth
• 46.1% Gross margin
• 11.8% OI margin
Products &
Solutions
Geography
Industry
Verticals
8

Expanded Leadership Position in Self-Service and POS
Financial
Services
Retail
Hospitality &
Specialty
Retail
Entertainment
Emerging
Industries
Business
Highlights
#1 in banking
ATMs
#1 supplier of
multivendor
ATM
middleware
applications
#1 in retail self-
checkout
Leader in retail
point-of-sale
6 of top 10
theatre circuits
#1 hospitality
provider in the
U.S.
6 of top 10
fastest growing
chains
#2 DVD kiosk
operator in the
U.S.
#1 in U.S.
hospital patient
self-check-in
Five of top six
U.S. airlines use
NCR self-check-in
Key Products &
Services
Customers
NCR Confidential 9

NCR Confidential 10
Compelling Value Creation Opportunity
Revenue Synergies
• Accelerate NCR’s growth in Hospitality and
Specialty Retail
• Cross-sell NCR’s platform of products and
services into Radiant’s existing customer base
• Leverage NCR’s global footprint to accelerate
Radiant’s international growth
• Enhance existing NCR solutions through addition
of Radiant’s software capabilities
• Leverage NCR’s scale and brand
Cost Synergies
• Integration of services business
• Drive efficiencies in administrative functions
across the combined company
• Scale efficiencies throughout the supply chain
• Leverage R&D best practices
• Significant upside from cross-
selling, geographic and
technology revenue synergy
opportunities
• Expect $20 - $30 million of
pre-tax cost synergies in
2012
• Annualized pre-tax cost
synergies of approximately
$40 - $50 million to be
realized over three years
• One-time restructuring cost
of approximately $35 - $45
million

NCR Confidential 11
Financing Summary
• Acquisition to be financed through a combination of new debt and existing balance sheet cash
• NCR to raise $1.1 billion of newly funded debt to finance the transaction
– Committed financing provided by J.P. Morgan, RBC Capital Markets, BofA Merrill Lynch
and Morgan Stanley
• NCR to maintain a strong capital structure post the transaction
– LTM leverage below 3.5x adjusted debt / EBITDA per S&P methodology
– Have had preliminary discussions with S&P and plan to maintain an active dialogue
– Strong free cash flow generation supports deleveraging over time
– Robust liquidity position with approximately $350 - $400 million of remaining cash on the balance sheet and $300 million of availability under a new credit facility at closing

NCR Confidential 12
Summary: Compelling Rationale for Radiant Acquisition
• Accelerates NCR’s strategy to move into fast-growth, high margin adjacencies and aligns with our vision of becoming a hardware-enabled, software-driven business
• Adds category leadership in Hospitality and Specialty Retail and immediately establishes a strong global position in a third core vertical
• Creates a company with a unique portfolio of point-of-sale and self-service solutions targeted to meet customer needs across multiple platforms, supported by best-in-class service organization
• Enhances NCR’s strategic posture and positions the company for long-term growth, accelerated margin expansion and earnings appreciation
• Assembles a strong combined management team with commitment to shareholder value creation
• Expected to be accretive to Non-GAAP earnings in 2012